Exhibit 99.2

FOR IMMEDIATE RELEASE

ADVANCED MEDICAL OPTICS:

Investor Contact:

Sheree Aronson

(714) 247-8290

sheree.aronson@amo-inc.com

Media Contact:

Steve Chesterman

(714) 247-8711

steve.chesterman@amo-inc.com

Advanced Medical Optics Completes Acquisition of VISX, Incorporated

SANTA ANA, Calif., May 31, 2005 — Advanced Medical Optics, Inc. (AMO) (NYSE: AVO), announced today that it has completed its acquisition of VISX, Incorporated. The strategic combination brings together two highly complementary companies with a broad range of superior ophthalmic technologies and a singular focus on serving the vision care needs of practitioners and patients around the world.

AMO and VISX stockholders approved the transaction on May 26, 2005.

AMO announced on November 9, 2004 its agreement to acquire VISX in a cash and stock transaction. Under the terms of the definitive merger agreement, VISX stockholders receive 0.552 shares of AMO stock and $3.50 in cash for every share of VISX common stock they own.

“We view refractive surgery as an extremely important growth opportunity in ophthalmic devices,” said AMO President and CEO Jim Mazzo. “The acquisition of VISX transforms AMO into the world’s leading refractive surgical company and demonstrates our commitment to this fast-growing market. AMO pioneered the concept of refractive intraocular lenses (IOLs) and currently offers more refractive IOLs worldwide than any other competitor. As we combine VISX with AMO, we will continue to focus our R&D investment toward discovering new technologies that optimize vision for people of all ages.”

AMO inherits VISX’s large installed base of industry leading brands such as the STAR(TM) S4 Laser System, WaveScan Wavefront(R) system and CustomVue(R) custom ablation technology. These products, in conjunction with AMO’s refractive portfolio that includes Verisyse(R), ReZoom(TM), Array(R), and Tecnis(R) IOLs and the Amadeus(TM) II microkeratome, provides the largest portfolio of refractive products in the industry.

“VISX is a company we have long admired, and I welcome our new colleagues and their superior product set and customer service excellence into the AMO organization,” said Mazzo. “We have strengthened our ability to serve eye care professionals and look forward to expanding the VISX technologies globally while continuing to provide products with the same safety, efficacy, convenience and options customers have grown to expect from AMO and VISX.”

AMO’s stockholders now own approximately 58.5 percent of the combined company and VISX’s stockholders own approximately 41.5 percent. Effective June 8, AMO expects to begin trading on the New York Stock Exchange under the ticker symbol “EYE.”

Liz Davila, former chairman and CEO of VISX, has joined AMO’s board of directors, while former VISX President and COO Doug Post joins AMO as president of its Americas region.

About Advanced Medical Optics (AMO)

AMO is a global medical device leader focused on the discovery and delivery of innovative vision technologies that optimize the quality of life for people of all ages. Products in the ophthalmic surgical line include intraocular lenses, laser vision correction systems, phacoemulsification systems, viscoelastics, microkeratomes and related products used in cataract and refractive surgery. AMO owns or has the rights to such ophthalmic surgical product brands as ReZoom(TM), Phacoflex(R), Clariflex(R), Array(R), Sensar(R), CeeOn(R), Tecnis(R) and Verisyse(TM) intraocular lenses, STAR S4(TM) laser vision correction system, WaveScan Wavefront(R) System, CustonVue(R) procedure, Sovereign(R) and Sovereign(R) Compact(TM) phacoemulsification systems with WhiteStar(TM) technology, Amadeus(TM) and Amadeus(TM) II microkeratomes, Healon(R) and Vitrax(R) viscoelastics, and the Baerveldt(R) glaucoma shunt. Products in the contact lens care line include disinfecting solutions, daily cleaners, enzymatic cleaners and lens rewetting drops. Among the contact lens care product brands the company possesses are COMPLETE(R) Moisture PLUS(TM), COMPLETE(R) Blink-N-Clean(R), Consept(R)F, Consept(R) 1 Step, Oxysept(R) 1 Step, UltraCare(R), Ultrazyme(R), Total Care(R) and blink(TM) branded products. Amadeus is a licensed product of, and a trademark of, SIS, Ltd. AMO is based in Santa Ana, California, and employs approximately 3,500 worldwide. The company has operations in about 20 countries and markets products in approximately 60 countries. For more information, visit the company’s Web site at www.amo-inc.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this document that refer to the expected change in ticker symbol, the expected benefits of the transaction and estimated share ownership percentages and Mr. Mazzo’s statements are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Therefore, actual outcomes and results may differ materially from what is expressed herein. Other risk factors are set forth in AMO’s and VISX’s most recent Annual Reports on Form 10-K. AMO is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Advanced Medical Optics, Inc.

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